As filed with the Securities and Exchange Commission on May 25, 2021

Registration No. 333-255709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1847 GOEDEKER INC.

(Exact name of registrant as specified in its charter)

Delaware	5700	83-3713938
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

3817 Millstone Parkway

St. Charles, MO 63301

888-768-1710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Douglas T. Moore
Chief Executive Officer

3817 Millstone Parkway

St. Charles, MO 63301

888-768-1710

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW Suite 500 Washington, DC 20036 (202) 869-0888	James W. McLaughlin, Esq. Murtha Cullina LLP One Century Tower 265 Church Street New Haven, CT 06510 (203) 772-7790	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Jr., Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Units(2)(3)	$235,750,000	$25,720.33
Common Stock, par value $0.0001 per share, included in the units	(4)	—
Warrants included in the units	(4)	—
Common Stock, par value $0.0001 per share, underlying the warrants included in the units	$235,750,000	$25,720.33
Total	$471,500,000	$51,440.66

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of all of the securities to be registered.

(2)	Each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price per share equal to the unit offering price.

(3)	Includes shares of common stock and/or warrants to purchase shares of common stock that may be purchased by the underwriters pursuant to their over-allotment option.

(4)	Included in the price of the units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-1/A of 1847 Goedeker Inc. (File No. 333-255709) (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 4.1 as indicated in Part II, Item 16 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16, the signature pages to this Amendment and the filed exhibits. Part I, consisting of the preliminary prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of 1847 Goedeker Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed on August 3, 2020)
3.2	Bylaws of 1847 Goedeker Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
4.1*	Form of Warrant Agent Agreement between 1847 Goedeker Inc. and American Stock Transfer & Trust Company, LLC and Form of Warrant
4.2	Common Stock Purchase Warrant issued to Evergreen Capital Management LLC on March 19, 2021 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 25, 2021)
4.3	Common Stock Purchase Warrant issued to SILAC Insurance Company on March 19, 2021 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on March 25, 2021)
4.4	Form of Representative’s Warrant for Initial Public Offering (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 5, 2020)
5.1**	Opinion of Bevilacqua PLLC
10.1	Securities Purchase Agreement, dated October 20, 2020, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed on March 29, 2021)
10.2	Amendment No. 1 to Securities Purchase Agreement, dated December 8, 2020, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed on March 29, 2021)
10.3	Amendment No. 2 to Securities Purchase Agreement, dated April 6, 2021, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 6, 2021)
10.4	Management Services Agreement, dated April 5, 2019, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.5	Amendment No. 1 to Management Services Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.6	Whirlpool Corporation Major Appliances Retail Dealer Sales Agreement, dated March 20, 2014, between Goedeker Television Co. and Whirlpool Corporation (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to Registration Statement on Form S-1/A filed on June 4, 2020)
10.7**	Trademark Assignment Agreement, dated October 15, 2020, between Superior Deals, Inc. and Albert Fouerti
10.8**	Trademark Assignment Agreement, dated October 15, 2020, between 1 Stop Electronics, Inc. and Albert Fouerti
10.9	Lease Agreement, dated April 5, 2019, between S.H.J., L.L.C. and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.10	Lease Agreement, dated January 13, 2021, by and between Westgate 200, LLC and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 20, 2021)

10.11	First Amendment to Lease Agreement, dated January 13, 2021, by and between Westgate 200, LLC and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 5, 2021)
10.12**	Lease Agreement, dated September 1, 2018, between 1 Stop Electronic Center, Inc. and 1870 Bath Ave. LLC
10.13**	Form of New Lease Agreement between 1 Stop Electronic Center, Inc. and 1870 Bath Ave. LLC (to be entered into at closing of proposed acquisition)
10.14**	Lease Agreement, dated September 1, 2018, between Joe’s Appliances LLC and 7812 5th Ave Realty LLC
10.15**	Form of New Lease Agreement between Joe’s Appliances LLC and 7812 5th Ave Realty LLC (to be entered into at closing of proposed acquisition)
10.16**	Sublease Agreement, dated May 31, 2019, between YF Logistics LLC and Icon 400 Cabot Owner Pool 4 NJ, LLC
10.17	Securities Purchase Agreement, dated March 19, 2021, among 1847 Goedeker Inc., Evergreen Capital Management LLC and SILAC Insurance Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 25, 2021)
10.18	Security Agreement, dated March 19, 2021, between 1847 Goedeker Inc. and SILAC Insurance Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 25, 2021)
10.19	10% OID Senior Secured Promissory Note issued to Evergreen Capital Management LLC on March 19, 2021 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 25, 2021)
10.20	10% OID Senior Secured Promissory Note issued to SILAC Insurance Company on March 19, 2021 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 25, 2021)
10.21	Promissory Note and Security Agreement, dated August 25, 2020, by 1847 Goedeker Inc. in favor of Arvest Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2020)
10.22	Securities Entitlement Control Agreement, dated August 25, 2020, among Arvest Bank, 1847 Goedeker Inc. and Arvest Investments, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 31, 2020)
10.23†	Employment Letter Agreement, dated August 15, 2019, between 1847 Goedeker Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.24†	Amendment to Employment Letter Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.25†	Employment Letter Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and Robert D. Barry (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.26†**	Form of Employment Agreement between Appliances Connection Inc. and Albert Fouerti (to be entered into at closing of proposed acquisition)

10.27†**	Form of Employment Agreement between Appliances Connection Inc. and Elie Fouerti (to be entered into at closing of proposed acquisition)
10.28	Form of Independent Director Agreement between 1847 Goedeker Inc. and each independent director (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.29	Form of Indemnification Agreement between 1847 Goedeker Inc. and each independent director (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.30†	1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K filed on March 29, 2021)
10.31†**	Amendment No. 1 to 1847 Goedeker Inc. 2020 Equity Incentive Plan
10.32†	Form of Stock Option Agreement for 1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.33†	Form of Restricted Stock Award Agreement for 1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 filed on April 22, 2020)
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form S-1 filed on April 22, 2020)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on March 29, 2021)
23.1*	Consent of Friedman LLP for 1847 Goedeker Inc.
23.2*	Consent of Friedman LLP for Appliances Connection
23.3**	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of this registration statement)
99.1**	Consent of Albert Fouerti (Director Nominee)
99.2**	Consent of Alan P. Shor (Director Nominee)
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith
**	Previously filed
†	Executive compensation plan or arrangement

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 25, 2021.

1847 GOEDEKER INC.
By:	/s/ Douglas T. Moore
Douglas T. Moore Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas T. Moore	Chief Executive Officer and Director (principal executive officer)	May 25, 2021
Douglas T. Moore

*	Chief Financial Officer (principal financial and accounting officer)	May 25, 2021
Robert D. Barry

*	Chairman of the Board	May 25, 2021
Ellery W. Roberts

*	Director	May 25, 2021
Edward J. Tobin

*	Director	May 25, 2021
Ellette A. Anderson

*	Director	May 25, 2021
Clark R. Crosnoe

*	Director	May 25, 2021
Paul A. Froning

*	Director	May 25, 2021
Glyn C. Milburn

* By:	/s/ Douglas T. Moore
Douglas T. Moore
Attorney-In-Fact

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